LIVENT NONQUALIFIED SAVINGS PLAN ADOPTION AGREEMENT

TABLE OF CONTENTS 1.01 PREAMBLE 1 1.02 PLAN 1 1.03 PLAN SPONSOR 1 1.04 EMPLOYER 2 1.05 ADMINISTRATOR 2 1.06 KEY EMPLOYEE DETERMINATION DATES 2 2.01 PARTICIPATION 3 3.01 COMPENSATION 4 3.02 BONUSES 5 4.01 PARTICIPANT CONTRIBUTIONS 6 5.01 EMPLOYER CONTRIBUTIONS 9 6.01 DISTRIBUTIONS 12 7.01 VESTING 17 8.01 UNFORESEEABLE EMERGENCY 21 9.01 INVESTMENT DECISIONS 22 10.01 TRUST 23 11.01 TERMINATION UPON CHANGE IN CONTROL 24 11.02 AUTOMATIC DISTRIBUTION UPON CHANGE IN CONTROL 24 11.03 CHANG E IN CO NTROL 24 12.01 GOVERNING STATE LAW 25 APPENDIX A 27 - TOC 1 - July 2018

ADOPTION AGREEMENT 1.01 PREAMBLE By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)] (a) Z adopts a new plan as of January 1, 2019. Account balances and associated distribution elections under the FMC Corporation Nonqualified Savings & Investment Plan (the "FMC Plan") with respect to compensation earned on or before December 31, 2018 are transferred into this Plan effective as of January 1, 2019, or as soon as administratively feasible following such date, for those Plan participants with an account under the FMC Plan as of December 31, 2018. Deferral and distribution elections with respect to compensation earned after December 31, 2018 shall be made in accordance with the provisions of this Plan, as provided herein. (b) Ei amends and restates its existing plan as of [month, day, wad which is the Amendment Restatement Date. Except as otherwise provided in Appendix A, all amounts deferred under the Plan prior to the Amendment Restatement Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Restatement Date. Original Effective Date: [month, day, yeal Pre-409A Grandfathering: El Yes E No 1.02 PLAN Plan Name: Livent Nonqualified Savings Plan Plan Year: Calendar Year 1.03 PLAN SPONSOR Name: FMC Lithium USA Corp. Address: 2929 Walnut Street, Philadelphia, Pennsylvania 19104 Phone #: (215) 557-9150 EIN #: 82-4688610 Fiscal Year: December 31 Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market? 1E1 Yes n No - 1 - July 2018

1.04 EMPLOYER The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan [insert "Not Applicable" if none have been authorized]: Entity Publicly Traded on Est. Securities Market Yes No LI 1.05 ADMINISTRATOR The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan: Name: Livent Employee Benefit Plan Committee Address: 2929 Walnut Street, Philadelphia, Pennsylvania 19104 Note: The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator. 1.06 KEY EMPLOYEE DETERMINATION DATES The Employer has designated December 31 as the Identification Date for purposes of determining Key Employees. In the absence of a designation, the Identification Date is December 31. The Employer has designated April 1 as the effective date for purposes of applying the six month delay in distributions to Key Employees. In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date. - 2 - July 2018

2.01 PARTICIPATION (a) Z Employees [complete (i), (ii) or (iii)] (i) LI Eligible Employees are selected by the Employer. (ii) Z Eligible Employees are those employees of the Employer who satisfy the following criteria: Employee earned a total of at least $250,000 (based on Compensation including Bonus) in the prior Plan Year and is reasonably expected to earn at least $250,000 in the Plan Year, or Employee earned a total of at least $250,000 (based on Compensation including Bonus) in the year prior to the prior Plan Year (but not in the prior Plan Year), and is reasonably expected to earn at least $250,000 in the Plan Year, or Any other Employee who transferred to Livent Corporation and participated in the FMC Corporation Employees' Retirement Program as of 12/31/2018, but, only for purposes of receiving Employer Contributions under Section 5.01(b) that would be in excess of the IRC Sec. 415(c) limits under the Livent Savings and Investment Plan when added to total allocations for a limitation year under that Plan, or Other Employees as selected by the Employer. (iii) 111 Employees are not eligible to participate. (b) El Directors [complete (i), (ii) or OW (i) L All Directors are eligible to participate. (ii) E] Only Directors selected by the Employer are eligible to participate. Z Directors are not eligible to participate. - 3 - July 2018

3.01 COMPENSATION For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]: (a) 0 Compensation is defined as: (b) El Compensation as defined in the Livent Savings and Investment Plan without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year plus any Compensation deferred under Sec. 4.01 of this Plan (c) 0 Director Compensation is defined as: (d) LI Compensation shall, for all Plan purposes, be limited to $ (e) 0 Not Applicable. - 4 - July 2018

3.02 BONUSES Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses that will be the subject of a separate deferral election: [Will be treated as] Type Performance Based Compensation Yes No Management Incentive Award that is paid in cash and based on a performance period that is one calendar year ("Management Incentive Award") z LI iii ii ri u EI El o Ei El Not Applicable. - 5 - July 2018

4.01 PARTICIPANT CONTRIBUTIONS If Participant contributions are permitted, complete (a), (b), and (c). Otherwise complete (d). (a) Amount of Deferrals A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration. For each type of remuneration listed, complete "dollar amount" and/or "percentage amount". (i) Compensation other than Bonuses [do not complete if you complete CD] Dollar Amount % Amount Type of Remuneration Min Max Min Max Increment (a) Compensation other than Bonuses 1% 50% 1% (b) (c) Note: The increment is required to determine the permissible deferral amounts. For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%. (ii) Bonuses [do not complete if you complete (iii)] Dollar Amount % Amount Type of Bonus Min Max Min Max Increment (a) Management Incentive Award 1% 100% 1% (b) (c) (iii) Compensation [do not complete if you completed (i) and (ii)] Dollar Amount % Amount Min Max Min Max Increment - 6 - July 2018

(iv) Director Compensation Dollar Amount % Amount Type of Compensation Min Max Min Max Increment Annual Retainer Meeting Fees Other: Other: (b) Election Period (i) Performance Based Compensation A special election period N Does 1=1 Does Not apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement. The special election period, if applicable, will be determined by the Employer. (ii) Newly Eligible Participants An employee who is classified or designated as an Eligible Employee during a Plan Year IZ May 0 May Not elect to defer Compensation earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he is eligible to participate in the Plan. The special election period, if applicable, will be determined by the Employer. - 7 - July 2018

(c) Revocation of Deferral Agreement A Participant's deferral agreement El Will Will Not be cancelled for the remainder of any Plan Year during which he receives a hardship distribution of elective deferrals from a qualified cash or deferred arrangement maintained by the Employer to the extent necessary to satisfy the requirements of Reg. Sec. 1.401(k)-1(d)(3). If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan. (d) No Participant Contributions 0 Participant contributions are not permitted under the Plan. - 8 - July 2018

5.01 EMPLOYER CONTRIBUTIONS If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c). (a) Matching Contributions (i) Amount For each Plan Year, the Employer shall make a matching contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]: (A) III [insert percentadel% of the Compensation the Participant has elected to defer for the Plan Year (B) El An amount determined by the Employer in its sole discretion (C) El Matching contributions for each Participant shall be limited to $ and/or finsert percentapel% of Compensation (D)IZ Other: Eighty percent (80%) of a Participant's elective deferrals under the Plan not to exceed 5% of total Compensation, inclusive of deferrals made under this Plan, offset by the maximum allowable match under the Livent Savings and Investment Plan. For, clarity the maximum allowable match under both plans will not exceed 4% of a Participant's total Compensation, inclusive of deferrals to this Plan, for an applicable Plan Year. (E) El Not Applicable [Proceed to Section 5.01(b)] (ii) Eligibility for matching contribution A Participant who defers Compensation for the Plan Year shall receive an allocation of matching contributions determined in accordance with Section 5.01(a)(i) provided he satisfies the following requirements [complete the ones that are applicable]: (A) 0 Describe requirements: (B) [1] Is selected by the Employer in its sole discretion to receive an allocation of matching contributions - 9 - July 2018

(C) IZI No requirements (iii) Time of Allocation Matching contributions, if made, shall be treated as allocated [select one]: (A) C1 As of the last day of the Plan Year (B) Ill At such times as the Employer shall determine in its sole discretion (C) El At the time the Compensation on account of which the matching contribution is being made would otherwise have been paid to the Participant, or at a later time as the Employer shall elect in its sole discretion. (D) El Other: (b) Other Contributions (i) Amount The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]: (A) Z An amount equal to 5% of the Participant's Compensation in excess of IRC Sec. 401(a)(17). (B) An amount determined by the Employer in its sole discretion (C) El Contributions for each Participant shall be limited to $ (D) Z Other: See Addendum (E) El Not Applicable [Proceed to Section 6.01] - 10 - July 2018

(ii) Eligibility for Other Contribution A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he satisfies the following requirements [complete the one that is applicable]: (A) 0 Describe requirements: (B) Z Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions (C) 0 No requirements (iii) Time of Allocation Employer contributions, if made, shall be treated as allocated [select one]: (A) 0 As of the last day of the Plan Year (B)E At such times or times as the Employer shall determine in its sole discretion (C) Ig Other: At the time the Compensation on account of which the Other Contribution is being made would otherwise have been paid to the Participant, or at a later time as the Employer shall elect in its sole discretion. (c) No Employer Contributions 0 Employer contributions are not permitted under the Plan. July 2018

6.01 DISTRIBUTIONS The timing and form of payment of distributions made from the Participant's vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies. (a) Timing of Distributions (i) All distributions shall commence in accordance with the following [choose one]: (A) IT As soon as administratively feasible following the distribution event but in no event later than the time prescribed by Treas. Reg. Sec. 1.409A-3(d). (B) Z On the first day of the month following the distribution event. (C) El Annually on specified month and day finsert month and day] (D) 0 Calendar quarter on specified month and day 'insert month and davl Qfinsert numerical quarter 1, 2, 3, or 41 (ii) The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of: (A) Li Event Delay — Distribution events other than those based on Specified Date or Specified Age or Separation from Service plus 6 months will be treated as not having occurred for 90 days (B) f Hold Until Next Year — Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases (C) Immediate Processing — The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]: (D) Not applicable - 12 - July 2018

(b) **Distribution Events**

Participants may elect the following payment events and the associated form or forms of payment. If multiple events are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5, 7, 9).

			Lump Sum	Installments
(i)	☒	Specified Date	X	2-10 years
(ii)	☐	Specified Age	_____	_____ years
(iii)	☐	Separation from Service	_____	_____ years
(iv)	☒	Separation from Service plus 6 months	X	2-10 years
(v)	☐	Separation from Service plus _____ months [not to exceed _____ months]	_____	_____ years
(vi)	☐	Retirement	_____	_____ years
(vii)	☐	Retirement plus 6 months	_____	_____ years
(viii)	☐	Retirement plus _____ months	_____	_____ years
(ix)	☐	Disability	_____	_____ years
(x)	☐	Death	_____	_____ years
(xi)	☐	Change in Control	_____	_____ years

The minimum deferral period for Specified Date or Specified Age event shall be _____ years.

Installments may be paid [select each that applies]

☒ Monthly

☒ Quarterly

☒ Annually

- 13 -

July 2018

(c) Specified Date and Specified Age elections may not extend beyond age: Not Applicable. (d) Payment Election Override Payment of the remaining vested balance of the Participant's Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]: Events Form of Payment Lump Sum Installments 0 Separation from Service 0 Separation from Service before Retirement El Death 0 Disability LI Not Applicable (e) Involuntary Cashouts Z For participants transferred from the FMC Plan as of December 31, 2018, if the Participant's vested Account at the time of his Separation from Service does not exceed the Code section 402(g) limit, distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan. For participants who begin participating in the Plan on or after January 1, 2019, if the Participant's vested Account at the time of his Separation from Service does not exceed $50,000, distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan. 0 There are no involuntary cashouts. (f) Retirement 111 Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]: - 14 - July 2018

Z No special definition of Retirement applies. (g) Distribution Election Change A Participant Z Shall 0 Shall Not be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan. A Participant shall generally be permitted to elect such modification an unlimited number of times. Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision. (h) Frequency of Elections The Plan Sponsor N Has 0 Has Not elected to permit annual elections of a time and form of payment for amounts deferred under the Plan. If a single election of a time and/or form of payment is required, the Participant will make such election at the time he first completes a deferral agreement which, in all cases, will be no later than the time required by Reg. Sec. 1.409A-2. - 15 - July 2018

(i) Disability For Purposes of Section 2.11 of the Plan, Disability shall be defined as 0 Total disability as determined by the Social Security Administration or the Railroad Retirement Board. 0 As determined by the Employer's long term disability insurance policy. El As follows [insert description of requirements]: 0 Not applicable. - 16 - July 2018

7.01 VESTING (a) Matching Contributions The Participant's vested interest in the amount credited to his Account attributable to matching contributions shall be based on the following schedule: N Years of Service Vesting % 0 100% [insert "100" if there is immediate vesting] 1% 2% 3% 4% 5% 6% 7% 8% 9 °A) E] Other: El Class year vesting applies: El Not applicable. - 17 - July 2018

(b) Other Employer Contributions The Participant's vested interest in the amount credited to his Account attributable to Employer contributions other than matching contributions shall be based on the following schedule: EM Years of Service Vesting % 0 100% [insert "100" if there is immediate vesting] 1% 2% 3% 4% 5% 6% 7% 8% 9% 111 Other: El Class year vesting applies: Not applicable. - 18 - July 2018

(c) Acceleration of Vesting The Participant's vested interest in his Account will automatically be 100% upon the occurrence of the following events [select the ones that are applicable]: (i) fl Death. (ii) Ej Disability. (iii) LI Change in Control. (iv) El Eligibility for Retirement. (v) LI Other: (vi) Not applicable. (d) Years of Service (i) A Participant's Years of Service shall include all service performed for the Employer and 121 Shall LI Shall Not include service performed for the Related Employer. - 19 - July 2018

(ii) Years of Service shall also include service performed for the following entities: (iii) Years of Service shall be determined in accordance with [select one]: (A) 0 The elapsed time method in Treas. Reg. Sec. 1.410(a)-7 (B) 0 The general method in DOL Reg. Sec. 2530.200b-1 through b-4 (C) 0 Participant's Years of Service credited under: finsert name of planl (D) Ej Other: (iv) Ell Not applicable. -20 - July 2018

8.01 UNFORESEEABLE EMERGENCY (a) A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24: El Will 0 Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01] be allowed. (b) Upon a withdrawal due to an Unforeseeable Emergency, a Participant's deferral election for the remainder of the Plan Year: El Will 0 Will Not be cancelled. lf cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan. - 21 - July 2018

9.01 INVESTMENT DECISIONS Investment decisions regarding the hypothetical amounts credited to a Participant's Account shall be made by [select one]: (a) Z The Participant or his Beneficiary (b) El The Employer -22 - July 2018

10.01 TRUST The Employer [select one]: El Does 0 Does Not intend to establish a rabbi trust as provided in Article 11 of the Plan. -23 - July 2018 i

11.01 TERMINATION UPON CHANGE IN CONTROL The Plan Sponsor El Reserves 111 Does Not Reserves the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a Change in Control as described in Section 9.7. 11.02 AUTOMATIC DISTRIBUTION UPON CHANGE IN CONTROL Distribution of the remaining vested balance of each Participant's Account El Shall El Shall Not automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7. 11.03 CHANGE IN CONTROL A Change in Control for Plan purposes includes the following [select each definition that applies]: (a) El A change in the ownership of the Employer as described in Section 9.7(c) of the Plan. (b) El A change in the effective control of the Employer as described in Section 9.7(d) of the Plan. (c) El A change in the ownership of a substantial portion of the assets of the Employer as described in Section 9.7(e) of the Plan. (d) El Not Applicable. - 24 - July 2018

12.01 GOVERNING STATE LAW The laws of Delaware shall apply in the administration of the Plan to the extent not preempted by ERISA. - 25 - July 2018

EXECUTION PAGE The Plan Sponsor has caused this Adoption Agreement to be executeV s 1<L day of , 20 De, • Plan Sponsor: By: Title: -26- July 2018

APPENDIX A Additional Contributions for Employees Transferred from the FMC Corporation Employees' Retirement Program who participated in such Plan on December 31, 2018 For purposes of Sec. 5.01(b)(i)(D), Participants who's allocations are limited under the Livent Savings and Investment Plan due to the limitations under Internal Revenue Code Sec. 415(c) for a limitation year will receive an Additional Contribution under this Section in an amount consistent with the allocation formula for that Participant in the Livent Savings and Investment Plan as if the limitations under IRC Sec. 415 do not apply. For clarity, amounts provided under this Plan will be offset by the total allocations provided under the Livent Savings and Investment Plan and any Contributions under Sec. 5.01(b)(i)(A) for an applicable Plan Year. -27 - July 2018